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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dividend Capital Trust Inc.

        We consent to the use of our reports, the first which is dated August 6, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Bondesen Business Park, Beltway 8 Business Park and Rittiman Business Park filed on Form 8-K/A dated August 17, 2004; the second and third which are, respectively, dated August 10, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Parkwest and Mid-South Logistics distribution facilities and August 18, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Eagles Landing and South Creek I & II facilities filed on Form 8-K/A dated August 23, 2004; the fourth which is dated December 10, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the RN Portfolio filed on Form 8-K/A dated December 15, 2004; the fifth which is dated December 30, 2004, with respect to the statement of revenues and certain expenses for the year ended December 31, 2003, for the Foothill Business Center filed on Form 8-K/A dated January 13, 2005; the sixth which is dated May 13, 2005, with respect to the statement of revenue and certain expenses for the year ended December 31, 2004 for the Memphis I filed on Form 8-K/A dated May 31, 2005; the seventh which is dated June 3, 2005, with respect to the statement of revenue and certain expenses for the year ended December 31, 2004 for the Baltimore-Washington Portfolio filed on Form S-11/A (No. 333-122260) dated June 8, 2005, included herein and to the reference to our firm under the heading "Experts" in the registration statement.

Ehrhardt Keefe Steiner & Hottman PC

July 6, 2005
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM